Exhibit 10.3

EGM FIRM, LLC.

ENGAGEMENT LETTER

October 27, 2015

VIA EMAIL/FAX/REGULAR MAIL

Urban Hydroponics, Inc. I am very pleased that you have selected EGM Firm, Inc. (hereinafter “EGM”) to act as an advisor and consultant to Urban Hydroponics, Inc. (the “Company”) (hereinafter collectively referred to as the “Parties”), and I look forward to working with you and your team to accomplish your goals. This Engagement Letter (the “Agreement”) shall confirm the Company’s engagement of EGM for purposes of providing business advisory services as set forth below in consideration for the fees and compensation described hereinafter. This Agreement shall become effective as of the date set forth above upon your execution and delivery of this Agreement and the engagement fee to EGM.

What we need to help you. Company agrees to provide EGM on a regular and timely basis such information, historical financial data, projections, proformas, business plans, due diligence documentation, and other information (collectively the “Information”) in the possession of the Company or its agents that EGM may reasonably request or require to perform the services set forth herein. The information provided by the Company to EGM shall be true, complete, accurate, and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company shall be deemed to make a continuing representation of the accuracy and completeness of any and all Information that it supplies to EGM and the Company acknowledges that it intends for EGM to rely on this representation and the continued accuracy and completeness of the Information without independent verification in the performance of the Services hereunder. The Company authorizes EGM to use such Information in connection with its performance of the Services. EGM shall use its commercially reasonable best efforts to preserve the confidentiality of Information expressly designated as confidential by the Company. COMPANY shall, promptly upon the request of EGM, cooperate with EGM’ reasonable requests for Information and assistance.

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Services. EGM will furnish to the Company business advisory and consulting services for the purpose of creating market awareness of the Company (the ”Services”). The Company acknowledges that the success of the Services is largely dependent upon factors and circumstances outside the control of EGM. The Company acknowledges that EGM has not made any representations, warranties or guarantees that the Services to be provided hereunder shall result in (a) the purchase of the Company’s securities by any investors; (b) funds being made available to the Company from any lenders; (c) any financing vehicles being made available to the Company; (d) any merger, acquisition or disposition in connection with the business or assets of the Company, or any financing transaction (whether registered with the U.S. Securities and Exchange Commission or pursuant to an exemption from such registration) involving the Company will take place; (e) the Company or its successors becoming a “publicly traded” company inside or outside of the United States; or (f) the achievement of any particular result with respect to the Company’s business, stock price, trading volume, market capitalization or otherwise.

Consulting Fee. In addition to and not in mitigation of, or substitution for, any additional fees enumerated in any Schedules attached hereto, the Company shall pay to EGM a total of $15,000 USD & 10,000 restricted shares of the Company’s common stock (the “Shares”), based on $10,000.00 worth of restricted common stock of URHY at the $1.00 closing price of the Company’s common stock on October 30, 2015 on the OTC markets QB Tier. The cash & stock fee is due as follows: First payment is payable immediately totaling $7,500 USD (Seven Thousand Five Hundred Dollars); Second payment of $7,500 (Seven Thousand Five Hundred Dollars) is payable within three days following the full execution of this Agreement. The remaining payments (0 in total) are due on the anniversary date of this agreement at a rate of 0.00 (one month contract). Restricted Common Stock due within 1 week of execution of this agreement.

Please call Banker's name (if questions): Amanda Abril (305-447-1844)

INTERNATIONAL WIRE INSTRUCTIONS

Intermediary Bank: Wells Fargo Bank INTL

Intermediary Bank Location: San Francisco, CA

Intermediary Banks Swift: WFBIUS6S

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Beneficiary Bank: City National Bank of Florida

Beneficiary Bank Location: 2855 LeJeune Rd, Coral Gables, Fl 33134

Beneficiary SWIFT/ABA: CNBFUS3M//066004367

Beneficiary Account number: 5004422118

Beneficiary Account Name: EGM FIRM INC

Address of Beneficiary: 5830 SW 51 TERR MIAMI FL 33155

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Term and Termination. The term of this Agreement shall be for a period beginning on November 2, 2015 and ending on November 30, 2015. Either Party may terminate this Agreement prior to the expiration of the Term upon written notice to the non-terminating party upon: (a) the failure of any party to cure a material default under this Agreement within five (5) business days after receiving written notice of such default from the terminating party; (b) the bankruptcy or liquidation of either party; (c) the use by any party of any insolvency laws; (d) the performance of the Services hereunder; and (e) the appointment of a receiver for all or a substantial portion of either parties’ assets or business. If terminated, irrespective of the reasons for such termination, EGM shall not be required to perform any additional services beyond the termination date and all fees described in this Agreement shall be deemed earned in full.

Relationship of the Parties. EGM is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding there from and any taxes thereon (including any unemployment compensation) and all workers’ compensation insurance. Nothing herein shall establish any partnership, joint venture, or other business association between the parties.

Disputes. Any dispute, controversy or claim between the Company and EGM arising out of or related to this Agreement or breach thereof, except those faults described in the Remedies for Certain Faults section of this Agreement, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect and conducted in the County of Miami-Dade in the State of Florida. Any award made by arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorney’s fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided herein.

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Indemnification by COMPANY to EGM. The Company shall indemnify and hold harmless EGM and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages, or liabilities (including the fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i)caused by the Company’s misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of Services by EGM hereunder; or (iii) otherwise in connection with this Agreement. The Company shall not be liable for any settlement of any action effected without its written consent.

Representations and Warranties Relating to the Shares

(a)        EGM is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. EGM understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. EGM further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares.

(b)        EGM understands that an active public market for the Company's common stock may not now exist and that there may never be an active public market for the Shares acquired under this Agreement.

(c)        Neither EGM nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person or entity having a beneficial interest in it, nor any person on whose behalf EGM is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a "Prohibited Seller"). EGM agrees to provide the Company, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. EGM consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about such member as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders. EGM acknowledges that if, following its investment in the Shares, the Company reasonably believes that such member is a Prohibited Seller or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require such member to transfer the Shares. EGM further acknowledges that such member will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

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(d)        EGM or its duly authorized representative realizes that because of the inherently speculative nature of business activities and investments of the kind contemplated by the Company, the Company's financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Shares.

Notices. All notices hereunder shall be in writing and shall be validly given, made or served if in writing and delivered in person or when received by facsimile transmission, or five days after being sent first class certified or registered mail, postage prepaid, or one day after being sent by a nationally recognized overnight carrier to the party for whom intended at the address set forth after each parties signatures.

Severability. If any clause or provision of the Agreement is illegal, invalid or unenforceable under applicable present or future laws effective during the Term, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement, that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible, and as may be legal, valid, and enforceable. In the event that any clause or provision of this Agreement is illegal, invalid, or unenforceable as aforesaid and the effect of such illegality, invalidity, or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

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This is our Agreement. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without regard to principals of conflicts of laws provisions.

Venue. Venue for any dispute arising out of this Agreement shall be in a court of competent jurisdiction in Miami-Dade County, Florida.

Interpretation. The Parties hereby acknowledge and agree that each has participated in the negotiation and drafting of this Agreement and that the principle of construing a document most strictly against its drafter shall not apply with respect to the interpretation of this agreement.

Paragraph Headings. Headings in this Agreement are for reference purposes only and shalt not be deemed to have any substantive effect.

Amendments; Waivers. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power, or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. To be effective, all waivers must be in writing, signed by both parties. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

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This is our entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral and written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto.

We May Execute this Agreement in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

Prevailing Party Rights. In the event that any dispute among the parties to this Agreement should result in arbitration or litigation, the substantially prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals and collection.

If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning the enclosed duplicate of this Agreement that will thereupon constitute an agreement between us.

Yours Very Truly,

Accepted and approved this 27th day of October 2015.

By: /s/Frank Terzo

Authorized Representative

Urban Hydroponics, Inc.

By: /s/Adam Heimann

Adam Heimann

Partner

EGM Firm Inc.

PP: 786-266-9555

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